FNB FINANCIAL CORPORATION

    PROXY STATEMENT FOR THE ANNUAL MEETING OF
    SHAREHOLDERS TO BE HELD APRIL 28, 1998

    GENERAL
    ________________________________


Introduction, Day, Date, Time and Place of Meeting

    This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of FNB FINANCIAL CORPORATION (the
"Corporation"), a Pennsylvania business corpora-tion, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held at the main office of The First National Bank of McConnellsburg, 101
Lincoln Way West, McConnellsburg, Pennsylvania, 17233, on Tuesday, April 28, 1998, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the Annual Meeting.

    The principal executive office of the Corporation is located at 101 Lincoln Way West, McConnellsburg,
Pennsylvania 17233. The telephone number for the Corporation is (717) 485-3123. All inquiries should be directed to Daniel E. Waltz, Treasurer of the Corporation. The First National Bank of McConnellsburg is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies

    This Proxy Statement and the enclosed form of proxy
(the "Proxy") are first being sent to shareholders of the Corporation on or about March 23, 1998.

    Shares represented by proxies on the accompanying
Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholder(s). Any Proxy not specifying to the contrary will be voted FOR the election of the four (4) nominees for Class 2 Director named below and FOR the ratification of the selection of Smith Elliott Kearns and Company, Certified Public Accountants, of
Chambersburg, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1998. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual
Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing, and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation.
In addition to the use of the mails, certain directors, officers and employees of the Corporation may solicit proxies personally by telephone and tele-copier.
Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

    A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to George S. Grissinger, Secretary, FNB Financial Corporation, 101 Lincoln Way
West, McConnellsburg, Pennsylvania, 17233; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Quorum

    At the close of business on Monday, March 9, 1998, the Corporation had issued and outstanding 400,000 shares of common stock, par value $0.63 per share, the only authorized class of stock (the "Common Stock").

    Only shareholders of Common Stock of record at the close of business on Monday, March 9, 1998 will be entitled to notice of and to vote at the Annual Meeting.
 Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of common stock is entitled to one vote.

Quorum

    Under Pennsylvania law and the By-laws of the Corporation, the presence in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

    Assuming the presence of a quorum, the four (4) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

    Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and therefore do not count either for or against such ratification.
Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares voted from which the required majority is calculated.



    PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

    The following table sets forth, as of March 9, 1998, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of five percent (5%) or more of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the outstanding Common Stock so owned. The footnotes to this table are set forth below the "Beneficial Ownership by Officers, Directors and
Nominees" table, immediately following. Unless otherwise indicated, all shares are individually owned by the reporting person.

                          Amount and Nature
                          Of Beneficial
Percent of
Name and Address           Ownership(1)(2)
Class

Forrest R. Mellott           30,426
7.60%
HCR 80 Box 1
Big Cove Tannery, PA 17212

Harvey J. Culler            20,029
5.01%
371 South Second Street
McConnellsburg, PA 17233



Beneficial Ownership by Officers, Directors and Nominees

    The following table sets forth, as of March 9, 1998, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee, and all officers and directors of the Corporation as a group. Unless otherwise indicated, all shares are individually owned by the reporting person.






Name of Individual or        Amount and Nature of
Percent of
Identity of Group (1)    Beneficial Ownership (2)(3)
Class (4)
Nominees for Class 2 Directors (to serve until 2001)
and Current Class 2 Directors (to serve until 1998)

Harvey J. Culler                  20,029  (5)
5.01%
John C. Duffey                     1,405  (8)
   ---
George S. Grissinger              12,100  (9)
 3.03%
Forrest R. Mellott                30,426 (11)
  7.60%

Class 3 Directors (to serve until 1999)

Henry W. Daniels                   9,000  (6)
2.25%
H. Lyle Duffey                     3,910  (7)
  ---
David A. Washabaugh, III                5,000 (13)
 1.25%
Daniel E. Waltz                       390 (14)
  ---

Class 1 Directors (to serve  until 2000)

Patricia A. Carbaugh                 270 (15)
   ---
Harry D. Johnston, D.O.           16,305 (10)
  4.08%
Paul T. Ott                        4,720 (12)
1.18%
Lonnie W. Palmer                     110 (16)
  ---

All Officers and Directors as a
  Group (12 persons)             103,665
25.92%

(1) Each named individual has full authority to vote those securities beneficially owned.

(2) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 9, 1998.
 Beneficial ownership may be disclaimed as to certain securities.

(3) Information furnished by the directors and the Corporation.

(4)  Less than 1% unless otherwise indicated.

(5) Includes 100 Shares held individually by Mr. Culler and
19,929 Shares held in trust for the benefit of his children.
Mr. Culler has sole power to vote the shares held in trust and to revoke the trust.


(6)  Includes 3,375 Shares held individually by Mr.
Daniels,
3,250 Shares held individually by his spouse, and 2,375
Shares held jointly with his son.

(7)  Includes 3,160 Shares held individually by Mr.
Duffey, and 750 shares held jointly and equally with his three sons.

(8)  Includes 1,400 Shares held individually by Mr.
Duffey and 5 Shares held by his daughter over which he has voting power.

(9)  Includes 2,000 Shares held individually by Mr.
Grissinger and 10,100 Shares held jointly with his spouse.

(10) Includes 6,088 Shares held individually by Dr.
Johnston; 8,857 Shares held individually by his spouse;
710 shares held in trust, and 650 Shares over which Dr.
Johnston has voting power.

(11) Includes 30,426 Shares held Individually by Mr.
Mellott.

(12) Includes 1,600 Shares held individually by Mr. Ott and
3,020 Shares held jointly with his spouse, and 100
Shares held individually by his spouse.

(13) Includes 289 Shares held individually by Mr.
Washabaugh; 542 Shares held individually by his spouse;
and 4,169 Shares held jointly with his spouse.

(14) Includes 390 Shares held individually by Mr. Waltz.

(15) Includes 270 Shares held individually by Ms.
Carbaugh.

(16) Includes 110 Shares held jointly by Mr. Palmer and his spouse.

    ELECTION OF DIRECTORS

    In accordance with the By-laws of the Corporation, at the 1998 Annual Meeting of Shareholders, four (4)
Class 2 Directors shall be elected to serve for a three-year term and until their successors are elected and qualified.

    Therefore, the By-laws provide for a classified
Board of Directors with staggered three-year terms of office.

    Unless otherwise instructed, the Proxyholders' will vote the Proxies received by them for the election of the four (4) nominees for Class 2 Director named below.
 If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that, if elected, the nominees named will be unable to serve. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority vote of the directors then in office until the expiration of the term of the vacancy.

    In addition, there is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten (10) shares of Common
Stock, he or she may cast up to ten votes for each of the named four Class 2 directors to be elected.

    INFORMATION AS TO NOMINEES, DIRECTORS AND OFFICERS

    The following table contains certain information with respect to the Corporation's executive officers, corporate nominees for Class 2 Director whose term expires in 2001 and the current Class 2 Directors whose term expires in 1998, and the Class 3 Directors and Class 1 Directors whose terms expire in 1999 and 2000, respectively, and Bank
Directors who are appointed annually by the Corporation's Board of Directors:

    Principal Occupation for
    Past Five Years and Position
    Held with the Corporation and Bank
    ________________________________

    NOMINEE FOR CLASS 2 DIRECTOR
    WHOSE TERM EXPIRES IN 2001
    AND
    CURRENT CLASS 2 DIRECTORS
    WHOSE TERM EXPIRES IN 1998
                  ____________________________

   Director of

Corporation/
Name                       Age       Occupation
Bank Since

Harvey J. Culler       72    Chairman of the Board,
1987/1960
(2)(4)(6)(9)(11)(12)         H.J. Culler Inc.

John C. Duffey              44    President and CEO of
1988/1988
(2)(3)(4)(6)(7)(8)(9)(11)*   the Corporation and
                             of the Bank

George S. Grissinger    81   Secretary of the
    1987/1959
(1)(5)(7)(10)(11)(13)        Corporation; Retired

Forrest R. Mellott**    59    Chairman, Mellott
NA /1998
                             Enterprises, Inc. &
                             H.B. Mellott Estates,
Inc.




                   ___________________________

    CLASS 3 DIRECTORS
    WHOSE TERM EXPIRES IN 1999
    ____________________________

        Director of
            Corporation/
Name                       Age        Occupation
Bank Since

Henry W. Daniels       76     Vice Chariman of the
1987/1956
(1)(3)(5)(6)(7)(9)(12)(13)     Corporation; Retired

H. Lyle Duffey              75     Chairman of the Board
1987/1956
(1)(2)(3)(4)(6)(9)(11)(13)*   of the Corporation;
                              Retired Minister

David A. Washabaugh III 62     Retired President of
1987/1980
(3)(4)(7)(8)(9)(11)            Fulton Motor Sales, Inc.

Daniel E. Waltz        35     Treasurer of the
    1995/1990
(1)(2)(3)(4)(11)(13)          Corporation; Sr VP/CFO
                              and Secretary of the
Bank
                ________________________________

    CLASS 1 DIRECTORS
    WHOSE TERM EXPIRES IN 2000
                ________________________________
Director of

Corporation/
Name                       Age       Occupation
Bank Since

Harry D. Johnston, D.O. 61   Physician; VP of
    1987/1980
(2)(4)(6)(8)(9)(10)(12)      of the Corporation

Paul T. Ott            75    Retired
    1987/1980
(1)(3)(7)(8)(11)(13)

Patricia A. Carbaugh    54    Chairman of the Board
1997/1990
(9)                          of the Bank; Admin Asst

Lonnie W. Palmer       45    Vice Chairman of the
1997/1994
(3)(7)                       Board of the Bank;
                             Dairy Farmer

    _________________________________

    BANK DIRECTORS
    WHO ARE APPOINTED ANNUALLY
    _________________________________

    All of the above named Corporate Directors also serve as Directors on the Board of Directors of The
First National Bank of McConnellsburg.


* H. Lyle Duffey, Chairman of the Board of the
Corporation and John C. Duffey, Director and President of the Corporation and the Bank, are father and son, respectively.

**Mr. Mellott was appointed to the Bank's Board of Directors on January 14, 1998 and is a candidate for Class 2 Director to serve until 2001.

(1)  Member of the Bank's Audit Committee. The Audit
Committee met 2 times in 1997 to supervise the internal audit activities of the Bank and to supervise and direct the Bank and Corporation's internal and external auditors.

(2)  Member of the Bank's Asset/Liability Committee.
The Asset/
Liability Committee met 8 times during 1997 to assist in the allocation of funds within the guidelines established by Bank policy based upon such matters as interest rate sensitivity, deposit structures, liquidity, loans, investments and policy adequacy. The committee also makes recommendations on dividends and capital adequacy.

(3)  Member of the Bank's Loan Committee.  The Loan
Committee met 47 times during 1997 to review and approve loans within the limits set forth in the Bank's Loan
Policy.

(4)  Member of the Bank's Investment Committee. The
Investment Committee met 3 times during 1997. The committee reviews and recommends investment strategies in line with the Bank's Investment Policy.

(5)  Member of the Corporation's Nominating Committee.
The Nominating Committee met 1 time during 1997 to set nominations for directors at the Annual Meeting of Shareholders.

(6)  Member of the Bank's Executive Committee. The
Executive Committee met 5 times in 1997 to discuss and review matters which needed immediate action beyond the scope of daily management.

(7)  Member of the Bank's Appraisal Committee. The
Appraisal Committee met 1 time during 1997 to assess real estate property lending standards.

(8)  Member of the Bank's Public Relations Committee.
The Public Relations Committee met 3 times during 1997 to discuss public relations and marketing matters.

(9)  Member of the Bank's Personnel Committee. The
Personnel Committee met 2 times during 1997 to oversee personnel and employment matters of the Bank.


(10) Member of the Bank's Security Committee. The
Security Committee met 1 time during 1997 to discuss matters regarding the Bank's physical and employee security.

(11) Member of the Bank's Building Committee. The
Building Committee met 2 times during 1997 to oversee the Corporation's and Bank's physical facilities.

(12) Member of the Compensation Committee. The
Compensation Committee met 1 time during 1997 to review, discuss and set salary schedules for the Bank's executive officers.

(13) Member of the EDP Committee.  The EDP Committee met
1
time during 1997 to review issues related to the bank's
internal computer system and to deal with Year 2000
issues.
    ______________________________________________

     A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section
202 of the By-laws of the Corporation.

    During 1997, the Bank's Board of Directors held twenty-four (24) meetings. The Corporation's Board of
Directors met four (4) times in 1997. Each of the Directors of the Corporation who is also a Director of the Bank attended at least 75% of the combined total number of meetings of the Board of Directors and the committees on which he or she serves.

    EXECUTIVE COMPENSATION

    Shown below is information concerning the annual compensation for services in all capacities to the Corporation and the Bank for the fiscal years ended
December 31, 1997, 1996 and 1995 for the Chief Executive
Officer. There was no executive officer of the Corporation or the Bank whose total annual salary and bonus during that time frame exceeded $100,000.

    Summary Compensation Table

 (a)      (b)     (c)     (d)     (e)      (f)    (g)
    (h)
                                  Other
    All
                                 Annual
   Other
                                 Compen-   Stock
Option/ Compen-
                 Salary   Bonus   sation   Awards  SARs
   sation
 Name    Year    ($)(1)    ($)     ($)      ($)    (#)
   ($)(2)
John C.  1997    86,208   2,835     --      --     --
   3,943
Duffey,  1996    84,048   4,645     --      --     --
   3,975
CEO      1995    78,565   5,625     --      --     --
   3,107

(1) Includes Mr. Duffey's salary as the Cheif Executive
Officer, an annual director's retainer fee of $2,000, and $2,900 in fees for his service as a director in 1997, $3,050 in 1996, and $2,675 in 1995.

(2) Represents insurance premiums paid by the Bank for straight term life insurance for Mr. Duffey in the following amounts: $230 in 1997, $204 in 1996, and $204 in 1995. This figure also includes the Bank's share of the contribution to Mr. Duffey's 401-K Plan of $3,713 in 1997, $3,771 in 1996, and $2,903 in 1995.

Compensation Committee Report On Executive Compensation

    The Corporation's overall executive compensation philosophy, which is carried out by the Compensation
Committee, is to:


    * Attract and retain quality talent, which is critical to
      both the short-term and long-term success of the Corporation.

    * Reinforce strategic performance objectives through the use of incentive bonus programs.

    * Create a mutuality of interest between executive officers and shareholders through compensation structures that
      share the rewards and risks of strategic decision-making.

    Total Compensation - The Committee's approach to total compensation is to offer competitive salaries and benefits as they relate to comparisons with similar market practices. The Committee annually examines market compensation levels and trends observed in the labor market through the use of available survey data.
For its purposes, the Committee has defined the labor market as the pool of executives who are employed in similar positions within financial institutions of similar asset size and geographic region as the First
National Bank of McConnellsburg utilizing as the guide the total compensation paid by banks who participate in the annual LR Webber Associates Salary and Benefits
Survey. This survey reports on salary information as it relates to one hundred fifty three (153) Pennsylvania financial institutions. In addition, the committee considers executive performance as it relates to the First National Bank's financial performance as compared to peer groups analyzed in the Uniform Bank Performance
Report as prepared by the Federal Financial Institutes
Examination Council (FFIEC). Market and survey information are used as a frame of reference for annual total compensation adjustments.

    The named executive officer listed in the summary compensation table has entered into an employment contract as described in a later section of this proxy statement entitled "Employment and Severance
Agreements".  This contract contains a section entitled
"Annual Direct Salary" which specifies that annually, the Executive's base salary shall be adjusted to assure that his salary is, at a minimum, equal to the weighted average base salary published in the latest L.R. Webber salary and benefits survey for the Cheif Executive
Officer category as related to banks of similar asset size. The executive's base salary is then factored as a part of the total compensation figure. Total compensation includes base salary, bonus, and other taxable compensation.

    The total compensation paid to the named executive officer listed in the summary compensation table, as compared to the aforementioned LR Webber survey information, places the named executive's total compensation at 77.83% of the average total compensation paid to CEO's in banks with similar asset sizes, and 72.71% of average total compensation paid to CEO's in banks within the Franklin and Fulton County labor market area. As related to the bank's financial performance, the Committee feels the executive's total compensation accurately reflects the Bank's relative position and related performance as compared to other banks of similar asset size and regional location.

    As related to the total compensation package for other executive officers not named in the compensation table, the Committee makes salary decisions utilizing an annual review process with input from the CEO. The annual review process considers the decision-making responsibilities of each executive management position, as well as the experience, work performance, and related skills of position incumbents. Review factors are utilized, and weighted in accordance with the particular job position. To help quantify these measures, the Committee does utilize the LR Webber Associates wage and salary survey.

    The Compensation Committee consists of Directors
Harvey J. Culler, Henry W. Daniels and Harry D.
Johnston.

    Annual Bonus Plan - The Bank does provide for bonus payments to reward executive officers for accomplishing certain annual goals and objectives. Individual executive officer goals and objectives are established utilizing a strategic plan approach.

    The bonus earned by the CEO in 1997 was 3.29% of salary as compared to 5.53% in 1996. The average bonus earned in 1997 by the five executive officers of the bank other than the CEO was 3.77% of base salary, compared with 5.07% in 1996. The decrease in bonus payments to these individuals is directly related to the decrease in financial performance of the organization in 1997. The committee notes that the decrease in financial performance in 1997 was anticipated due to the bank's growth mode philosophy as previously disclosed to shareholders in dividend letters.

    Employment and Severance Agreements - The executive named in the Summary Compensation Table has entered into an Employment Agreement with the Corporation. This agreement specifies a term of employment of five (5) years beginning August 1, 1995 and ending July 31, 2000.
This agreement provides that the executive shall serve as the Chief Executive Officer of the Corporation and the Bank and as a board member of the Corporation and the Bank. During this employment term, the executive has agreed to devote substantially all his working time to the business of the Corporation and the Bank and has agreed not to enter any business arrangement which would be deemed competitive to the Corporation or the Bank.
The Employment Agreement provides for a minimum guaranteed base salary as described in the above section entitled "Total Compensation". The Employment Agreement also provides for an incentive compensation bonus plan as described in the above section entitled "Annual Bonus
Plan".

    The Employment Agreement provides fringe benefits equal to those of other employees of the bank. In addition, the Employment Agreement provides for the use of a Bank purchased or leased automobile and reimbursement for all operating expenses of this said automobile. The Agreement also provides for reimbursement of all expenses for the executive and the executive's spouse to attend Pennsylvania trade association conventions. The Agreement also provides for payment of physical examinations of the Executive on an every other year basis by a physician chosen by the Executive.

    The Employment Agreement provides that employment shall be at will, but if employment is terminated without cause as defined in the "Agreement", or the executive resigns for good reason as defined in the "Agreement", the executive can receive the greater of twenty-four (24) months' salary or an amount equal to the remaining time of the Employment Agreement. The
Corporation may also be required to pay certain additional benefits. The Employment Agreement also provides that the executive whose employment has terminated shall keep certain information confidential and shall not compete with the Corporation or its subsidiaries for a period of one year.

    The Employment Agreement does contain a "Change of Control" clause which provides for a Severance Allowance for the Executive in the event of a "Change in Control" equal to the greater of twenty-four (24) months' salary or an amount equal to the remaining time of the Employment Agreement. The Employment Agreement defines
"Change of Control" as (a) the acquisition of the beneficial ownership of at least twenty five (25%) of the Corporation's voting securities or all or substantially all of the assets of the Corporation by a single person or entity or a group of affiliated persons or entities other than the Corporation or a person or persons who are officers or directors of the Corporation, (b) the merger, consolidation or combination of the Corporation or Bank with an unaffiliated corporation in which the Directors of the Corporation or Bank, as a result of such merger, consolidation or combination constitute less than a majority of the corporate Board of Directors of the surviving, new or combined entity, unless such reason results from a catastrophic accident, (c) during any period of two (2) consecutive terms of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease, for any reason, to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period; and (d) any other reason which would be deemed a "Change of Control" by any federal or state regulatory body.



401-K Plan and Non-Executive Officer Cash Bonus Policy

    The Corporation does not have a retirement or pension plan. The Bank, however, maintains a 401-K Plan
(the "Plan") covering all eligible employees who have attained the age of 20 years and completed six months of service. Employees become fully vested after six (6) years of service. Normal retirement is at sixty-five
(65) years of age, with a provision for early retirement at age fifty-five (55). The Bank's total contribution to the plan for the year ending December 31, 1997 was $
64,518.

    The Bank does make annual bonus payments to non-executive officer employees and non-officer employees based on the discretion of the Board of Directors.
Factors considered by the Board of Directors in making a bonus decision include the financial performance of the bank and the degree in which non-executive officers and non-officer employees were able to impact the performance of the organization.

     The bonus is distributed to this group of employees based on a percentage of total wages.

Compensation of Directors

     During 1997, the Bank's Board of Directors received
$125 for each meeting attended, $25 for each committee meeting attended, and a $2,000 annual fee. The
Directors of the Corporation do not receive renumeration for attendance at the Corporation's Board of Director meetings. In the aggregate, the Bank paid $68,099 in 1997 to all Directors for attending all meetings of the Board of Directors and the committees of the Board of Directors.



    CERTAIN TRANSACTIONS

    There have been no material transactions between the Corp-oration and the Bank, nor any material transactions proposed, with any Director or executive officer of the Corporation and the Bank, or any associate of any of the foregoing persons during 1997. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates and collateral, as those prevailing at the time for other customers of the Corporation and the Bank.

    Total loans outstanding from the Corporation and the Bank as of December 31, 1997, to the Corporation's and Bank's officers and directors as a group and members of their immediate families and companies in which they had ownership interest of 10% or more was $1,894,579 or 17.6% of the Bank's total equity capital. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1997 to officers and directors of the Corporation and the Bank was $3,245,233. The aggregate amount of indebtedness outstanding as of the latest practicable date, January
31, 1998, to the above described group was $3,349,323.


    PRINCIPAL OFFICERS OF THE CORPORATION

    The following tables set forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of
Directors:

    Age
                                    Bank    # of  Shares
  as of
           Office and     Held    Employee  Beneficially
  Mar. 9
Name      Position Held   Since    Since       Owned
    1998

H. Lyle     Chairman of
Duffey      the Board       1987     (1)        3,910
      75

Henry W.
Daniels     Vice Chairman   1987     (1)        9,000
      76

John C.
Duffey      President       1995     1982       1,405
      44
Harry D.
Johnston    Vice President  1987     (1)       17,194
      61

George S.
Grissinger  Secretary       1987     (1)       12,100
      81

Daniel E.
Waltz      Treasurer       1994     1983         390
 35

(1) Messrs. H.L. Duffey, Daniels, Johnston and
Grissinger are not
    employees of the Bank.

    PRINCIPAL SENIOR OFFICERS OF THE BANK

    Age
                                     Bank     # of
Shares  as  of
            Office and      Held   Employee
Beneficially  Mar. 9
Name       Position Held    Since    Since      Owned
    1998

John C.    President and    1993     1982       1,405
     44
Duffey     Chief Executive
           Officer

Daniel E.  Sr V President   1993     1983         390
     35
Waltz      and Chief
           Financial Officer

Thomas H.  Vice President   1993     1971         200
     46
DeShong    and Cashier

Brenda     Vice President   1993     1972         204
     48
Gordon     and Sr. Loan Officer

Mary Anne  Vice President   1993     1983       1,010
     57
Garland    and Customer Service Officer

Margaret  Human Resources  1997     1983          10
     46
A. Kobel  Officer
    LEGAL PROCEEDINGS

    The nature of the Corporation's and the Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Corporation and Bank, there are no proceedings pending to which the Corporation and Bank are a party or to which their property is subject, which, if determined adversely to the Corporation and Bank, would be material in relation to the Corporation's and Bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the Corporation and Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and Bank by government authorities.


    RATIFICATION OF INDEPENDENT AUDITORS

    Unless instructed to the contrary, it is intended that votes will be cast pursuant to the Proxies for the ratification of the selection of Smith Elliott Kearns &
Company, Certified Public Accountants, of Chambersburg,
Pennsylvania as the Corporation's independent auditors for its 1998 fiscal year. The Corporation has been advised by Smith Elliott Kearns & Company that none of its members has any financial interest in the Corporation. Ratification of Smith Elliott Kearns &
Company will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Smith Elliott Kearns &
Company served as the Corporation's independent auditors for the 1997 fiscal year. In addition to performing customary audit services, Smith Elliott Kearns & Company assisted the Corporation and the Bank with the preparation of their federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Board of Directors prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusions by the Corporation and the Bank's Board of Directors that there was no effect on the independence of the auditors. In the event that the shareholders do not ratify the selection of Smith Elliott Kearns & Company, as the Corporation's independent auditors for the 1998 fiscal year, another accounting firm may be chosen to provide independent audit services for the 1998 fiscal year.

    The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Smith Elliott Kearns & Company as the independent auditors for the Corporation for the year ending
December 31, 1998.

    ANNUAL REPORT

    A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1997 is enclosed with this Proxy Statement. A representative of Smith Elliott
Kearns & Company, the accounting firm which examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative of Smith
Elliott Kearns & Company will have the opportunity to make a statement, if he/she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

    SHAREHOLDER PROPOSALS

    Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1999 Annual Meeting of Shareholders must deliver such proposal in writing to the Chairman of FNB Financial
Corporation at the corporation's principal executive offices at 101 Lincoln Way West, McConnellsburg,
Pennsylvania 17233, not later than Monday, November 23,
1998.


    OTHER MATTERS

    The Board of Directors does not know of any matters to be presented for consideration other than those matters described in the Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgement.